EXHIBIT 10.7

STERIS CORPORATION

2002 STOCK OPTION PLAN

1.  Purpose.    The STERIS Corporation 2002 Stock Option Plan is intended to promote the interests of STERIS Corporation and its shareholders by enabling the Company and its Subsidiaries to attract and retain key Employees and by stimulating the interest of key Employees in the development and financial success of the Company. To achieve these purposes, the Company may grant Incentive Stock Options and Nonqualified Stock Options to key Employees selected by the Compensation Committee, all in accordance with the terms and conditions set forth in the Plan. Capitalized terms used in the Plan have the meanings ascribed to them in Section 21, the last section hereof.

2.  Shares Subject to the Plan.    The number of Common Shares that may be issued pursuant to the Plan shall be subject to the overall aggregate limit set forth in Section 2.1 and the specific further limits set forth in Section 2.2, in each case subject to adjustment under Section 9. Common Shares issued pursuant to the Plan may be authorized and unissued Common Shares, treasury Common Shares, or Common Shares acquired on the open market specifically for distribution under the Plan, as the Board of Directors may from time to time determine. If any Option for any reason expires or is terminated, in whole or in part, without the receipt by an Employee of Common Shares the Common Shares subject to that part of the Option that has so expired or terminated shall again be available for the future grant of Options under the Plan.

2.1  Overall Aggregate Limit.    The aggregate number of Common Shares that may be issued pursuant to Options granted under the Plan shall be 4,000,000 Common Shares.

2.2  Specific Further Limits.    In addition to the overall aggregate limit set forth in Section 2.1, the following specific limits shall apply to Options granted pursuant to the Plan:

(a)  Incentive Stock Option Limit.    The maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options shall be 4,000,000 Common Shares.

(b)  Per Employee Limit.    The maximum number of Common Shares that may be subject to Options granted under the Plan to any Employee during any calendar year shall be 500,000 Common Shares.

3.  Eligibility.    Options may be granted to officers and to other key Employees selected by the Committee in its sole discretion. The granting of any Option to an Employee shall not entitle that Employee to, nor disqualify that Employee from, participation in any other grant of an Option.

4.  Administration.    The Plan shall be administered by the Committee. No Option may be granted under the Plan to any member or alternate member of the Committee. The Committee shall have authority, subject to the terms of the Plan, (a) to determine the Employees who are eligible to participate in the Plan, the type, size, and terms of Options to be granted to any Employee, the time or times at which Options shall be exercisable or at which any restrictions, conditions, and contingencies that the Committee may impose in connection with the grant of any Option shall lapse, and the terms and provisions of the instruments by which Options shall be evidenced, (b) to interpret the Plan, and (c) to make all determinations necessary for the administration of the Plan. The construction and interpretation by the Committee of any provision of the Plan or any Option Agreement delivered pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any Option Agreement shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more members of the Committee or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents, or officers of the Company, or to one or more third party consultants, accountants, lawyers, or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

5.  Stock Options.

5.1  Type and Date of Grant of Options.

(a)  The Option Agreement pursuant to which any Incentive Stock Option is granted shall specify that the Option granted thereby shall be treated as an Incentive Stock Option. The Option Agreement pursuant to which any Nonqualified Option is granted shall specify that the Option granted thereby shall not be treated as an Incentive Stock Option.

(b)  The day on which the Committee authorizes the grant of an Incentive Stock Option shall be the date on which that Option is granted. No Incentive Stock Option may be granted on any date after the tenth anniversary of the date of adoption of the Plan.

(c)  The day on which the Committee authorizes the grant of a Nonqualified Option shall be considered the date on which that Option is granted, unless the Committee specifies a later date.

5.2  Exercise Price.    The Exercise Price under any Option shall be not less than the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

5.3  Option Expiration Date.    The Option Expiration Date under any Incentive Stock Option shall not be later than ten years from the date on which the Option is granted. The Option Expiration Date under any Nonqualified Option shall not be later than ten years and one month from the date on which the Option is granted.

5.4  Vesting Schedule.    Unless otherwise provided in the relevant Option Agreement, each Option shall first become exercisable to the extent of:

(a)  from and after the first anniversary of the date of grant, 25% of the Common Shares subject to the Option;

(b)  from and after the second anniversary of the date of grant, an additional 25% of the Common Shares subject to the Option;

(c)  from and after the third anniversary of the date of grant, an additional 25% of the Common Shares subject to the Option; and

(d)  from and after the fourth anniversary of the date of grant, the remaining 25% of the Common Shares subject to the Option.

Unless otherwise provided in the relevant Option Agreement, if, by reason of the application of Section 6, an Option may be exercised at a time when an Employee is no longer in the service of the Company, and, on the Employment Termination Date, the Employee held any Options that were not then otherwise fully exercisable, each such Option shall be exercisable as of the Employment Termination Date (i) to the extent that it was exercisable pursuant to the foregoing schedule plus (ii) to the extent of an additional percentage determined by multiplying 25% by a fraction the numerator of which is the number of days between the Employment Termination Date and the immediately preceding anniversary of the date of grant (or, if the Employment Termination Date comes before the first anniversary of the date of grant, the numerator will be the number of days between the Employment Termination Date and the date of grant) and the denominator of which is 365.

5.5  Exercise of Options.

(a)  Except as otherwise provided in Section 6, an Option may be exercised only while the Employee to whom the Option was granted is in the employ of the Company or of a Subsidiary. Once any portion of an Option becomes exercisable, whether by lapse of time or upon satisfaction of any other restriction, condition, or contingency that may have been established by the Committee and contained in the Option Agreement, that portion shall remain exercisable until expiration or termination of the Option. An Employee to whom an Option is granted may exercise the Option from time to time, in whole or in part, up to the total number of Common Shares with respect to which the Option is then exercisable, except that no fraction of a Common Share may be purchased upon the exercise of any Option.

(b)  An Employee electing to exercise an Option shall deliver to the Company (i) the Exercise Price payable in accordance with Section 5.6 and (ii) written notice of the election that states the number of whole Common Shares with respect to which the Employee is exercising the Option.

5.6  Payment For Common Shares.    Upon exercise of an Option by an Employee, the Exercise Price shall be payable by the Employee in cash or in such other form of consideration as the Committee determines may be accepted, including, without limitation, securities or other property, or any combination of cash, securities, or other property, or by delivery by the Employee (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the 1934 Act to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price. The Committee, in its sole discretion, may grant to an Employee the right to transfer Common Shares acquired upon the exercise of a part of an Option in payment of the Exercise Price payable upon immediate exercise of a further part of the Option.

6.  Termination of Employment.    After an Employee’s Employment Termination Date, the rules set forth in this Section 6 shall apply. All factual determinations with respect to the termination of an Employee’s employment that may be relevant under this Section 6 shall be made by the Committee in its sole discretion.

6.1  Termination Other Than Upon Qualifying Retirement, Death or Disability or for Cause.   Upon any termination of an Employee’s employment for any reason other than the Employee’s Qualifying Retirement, disability, or death or the Employee’s termination for Cause, unless otherwise provided in the relevant Option Agreement, the Employee shall have the right during the period ending three months after the Employment Termination Date, but not later than the Option Expiration Date, to exercise any Options that were outstanding on the Employment Termination Date, if and to the same extent as those Options were exercisable by the Employee on the Employment Termination Date.

6.2  Qualifying Retirement.    Unless otherwise provided in the Option Agreement itself, the rules set forth in this Section 6.2 shall apply to Options granted pursuant to any particular Option Agreement if an Employee retires from the employ of the Company (I) with the consent of or under guidelines approved by the Committee, (II) before the Option Expiration Date, (III) after having attained age 55, and (IV) after having served in the employ of the Company for at least five consecutive years, as defined below (a retirement in such circumstances being a “Qualifying Retirement”).

(a)  After a Qualifying Retirement and so long as the Employee remains in “Good Standing,” as defined below:

(i)  Options granted under the Option Agreement, to the extent not already vested at the date of retirement, will continue to vest as though the Employee remained in the employ of the Company through the fifth anniversary of the date of retirement; and

(ii)  the Employee will be entitled to exercise vested Options granted under the Option Agreement from time to time on any date during the period (the “Extended Exercise Period”) that begins on the date of retirement and ends on the first to occur of (x) the Option Expiration Date, and (y) the fifth anniversary of the date of retirement.

(b)  If, at any time during the Extended Exercise Period, the Employee fails to remain in Good Standing, any Options granted under the Option Agreement that are then outstanding and held by the Employee shall be forfeited and of no force or effect. For these purposes, in order for the Employee to remain in Good Standing during the Extended Exercise Period, the Employee must not violate the terms of any policy or agreement that the Employee acknowledges or executes in connection with the Option Agreement and must refrain from acting in a manner detrimental to the interests of the Company.

(c)  If the Employee dies during the Extended Exercise Period and while in Good Standing, the Options granted under the Option Agreement will thereafter be exercisable to the same extent and at the same times (for so long and only so long after the Employee’s death) as if the Employee had continued in the employ of the Company through the date of the Employee’s death.

(d)  Unless otherwise determined by the Committee, the Employee will be deemed to have “served in the employ of the Company for at least five consecutive years” only if the Employee was in the active, full-time employ of the Company and/or one or more Subsidiaries throughout the five year period ending on the Employment Termination Date.

6.3  Termination Due To Disability.    Upon any termination of an Employee’s employment due to disability, unless otherwise provided in the relevant Option Agreement, the Employee, or the Employee’s Representative, shall have the right:

(a)  to exercise, from time to time during the period ending one year after the Employment Termination Date, but not later than the Option Expiration Date, any Nonqualified Options that were outstanding on the Employment Termination Date, if and to the same extent those Options were exercisable by the Employee on the Employment Termination Date, and

(b)  to exercise, from time to time during the period ending one year after the Employment Termination Date, but not later than the Option Expiration Date, any Incentive Stock Options that were outstanding on the Employment Termination Date, if and to the same extent as those Options were exercisable by the Employee on the Employment Termination Date (even though exercise of the Incentive Stock Option more than three months after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Code).

6.4  Death of an Employee.    Upon the death of an Employee while employed by the Company or any Subsidiary or within any of the periods referred to in any of Sections 6.1, 6.2, or 6.3 during which any particular Option remains potentially exercisable:

(a)  Unless otherwise provided in the relevant Option Agreement (in which the Committee may specify a different period of extension of the Option Expiration Date in the event of the death of the Employee), if the Option Expiration Date of any Nonqualified Option that had not expired before the Employee’s death would otherwise expire before the first anniversary of the Employee’s death, that Option Expiration Date shall automatically be extended to the first anniversary of the Employee’s death, and

(b)  Unless otherwise provided in the relevant Option Agreement, any Options that are outstanding on the date of the Employee’s death shall become immediately exercisable in full and the Employee’s Representative shall have the right to exercise any or all of those Options in accordance with Section 5.5, from time to time during the period ending on the first anniversary of the Employee’s death.

6.5  Termination for Cause.    Upon any termination of an Employee’s employment for Cause, all of the Employee’s rights with respect to unexercised Options shall expire immediately before the Employment Termination Date.

7.  Acceleration Upon Change of Control.    Unless otherwise specified in the relevant Option Agreement, upon the occurrence of a Change of Control of the Company, each Option theretofore granted to any Employee that then remains outstanding shall become immediately exercisable in full.

8.  Assignability.    Except as may be otherwise provided by the Committee and reflected in the Option Agreement, no Option may be transferred other than by will or by the laws of descent and distribution. During an Employee’s lifetime, only the Employee (or in the case of incapacity of an Employee, the Employee’s attorney-in-fact or legal guardian) may exercise any Option requiring or permitting exercise.

9.  Adjustment Upon Changes in Common Shares.    In the event of any stock dividend, stock split, or share combination of the Common Shares or any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Company or any spin-off or other distribution to shareholders of the Company (other than normal cash dividends), (a) the Committee shall make appropriate adjustments to the overall aggregate limit set forth in Section 2.1 and to the specific further limits set forth in Section 2.2 and (b) the Committee shall adjust the number and kind of shares subject to, the price per share under, and the terms and conditions of each then outstanding Option to the extent necessary and in such manner that the benefits of Employees under all then outstanding Options shall be maintained substantially as before the occurrence of such event. Any adjustment so made by the Committee shall be conclusive and binding for all purposes of the Plan as of such date as the Committee may determine.

10.    Purchase For Investment.    Each person acquiring Common Shares pursuant to any Option may be required by the Company to furnish a representation that he or she is acquiring the Common Shares so acquired as an investment and not with a view to distribution thereof if the Company, in its sole discretion, determines that such representation is required to insure that a resale or other disposition of the Common Shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

11.  Withholding of Taxes.    The Committee may, in its sole discretion and subject to such rules as the Committee may adopt from time to time, permit or require an Employee to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the grant of an Option, the lapse of any restrictions with respect to an Option, the acquisition of Common Shares pursuant to any Option, or the disposition of any Common Shares received pursuant to any Option by such means as the Committee may determine including, without limitation, by having the Company hold back some portion of the Common Shares that would otherwise be delivered pursuant to the Option or by delivering to the Company an amount equal to the withholding tax obligation arising with respect to such grant, lapse, acquisition, or disposition in (a) cash, (b) Common Shares, or (c) such combination of cash and Common Shares as the Committee may determine. The Fair Market Value of the Common Shares to be so held back by the Company or delivered by the Employee shall be determined as of the date on which the obligation to withhold first arose. The Company shall apply the provisions of this Section 11 only to meet required tax withholding (based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income recognized by an employee) and shall not withhold (or repurchase) Common Shares in excess of the minimum number required for tax withholding.

12.  Options in Substitution for Options Granted by Other Companies.    Options, whether Incentive Stock Options or Nonqualified Options, may be granted under the Plan in substitution for options held by employees of a company who become Employees of the Company or a Subsidiary as a result of the merger or consolidation of the employer company with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employer company, or the acquisition by the Company or a Subsidiary of stock of the employer company as a result of which it becomes a Subsidiary. The terms, provisions, and benefits of the substitute Options so granted may vary from the terms, provisions, and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the options in substitution for which they are granted.

13.  Legal Requirements.    No Options shall be granted and the Company shall have no obligation to make any payment under the Plan except in compliance with all applicable Federal and state laws and regulations, including, without limitation, the Code and Federal and state securities laws.

14.  Duration and Termination of the Plan.    The Plan shall become effective and shall be deemed to have been adopted on the date on which it is approved by the shareholders of the Company and shall remain in effect thereafter until terminated by action of the Board of Directors. No termination of the Plan shall adversely affect the rights of any Employee with respect to any Option granted before the effective date of the termination.

15.  Amendments.    The Board of Directors, or a duly authorized committee thereof, may alter or amend the Plan from time to time prior to its termination in any manner the Board of Directors, or such duly authorized committee, may deem to be in the best interests of the Company and its shareholders, except that no amendment may be made without shareholder approval if the effect of that amendment would: (a) increase the overall aggregate limit set forth in Section 2.1 or any of the specific further limits set forth in Section 2.2, in each case as adjusted by Section 9; (b) expand the classes of persons to whom Options may be granted under the Plan beyond those specified in Section 3; (c) change the provisions of Section 5.2 with respect to the Exercise Price of Options; (d) change the provisions of Section 5.3 with respect to the Option Expiration Date of any Option; or (e) eliminate the requirement for shareholder approval of any amendment that would do any of the things enumerated in (a) through (e) of this sentence. The Committee shall have the authority to amend the terms and conditions applicable to outstanding Options (a) in any case where expressly permitted by the terms of the Plan or of the relevant Option Agreement or (b) in any other case with the consent of the Employee to whom the Option was granted, except that no amendment of an Option may reduce the exercise price of such Option. Except as expressly provided in the Plan or in the Option Agreement evidencing the Option, the Committee may not, without the consent of the holder of an Option granted under the Plan, amend the terms and conditions applicable to that Option in a manner adverse to the interests of the Employee.

16.  Plan Noncontractual.    Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Company or a Subsidiary to continue such person’s employment with the Company or the Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Company or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period. All Employees shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

17.  Claims of Other Persons.    The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Company or any Subsidiary, their officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

18.  Absence of Liability.    No member of the Board of Directors of the Company or a Subsidiary, of the Committee, of any other committee of the Board of Directors, or any officer or Employee of the Company or a Subsidiary shall be liable for any act or action under the Plan, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, or, except in circumstances involving his or her bad faith or willful misconduct, for anything done or omitted to be done by himself or herself.

19.  Severability.    The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

20.  Governing Law.    The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

21.  Definitions.

21.1  1934 Act.    The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

21.2  Cause.    The Company shall be deemed to have “Cause” for the termination of an Employee’s employment if the Employee has committed any act or series of acts determined by the Committee (in a determination made either before or after the Employment Termination Date) to warrant discharge from employment, including, without limitation, any act of theft or dishonesty in connection with the Employee’s employment with the Company, any unauthorized disclosure of confidential information belonging to the Company, or other similar action.

21.3  Change of Control.    A “Change of Control” shall be deemed to have occurred if at any time or from time to time after the date of adoption of the Plan:

(a)  there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the voting stock of the Company in a transaction or series of transactions by any person (as the term “person” is used in Section 13(d) and Section 14(d)(2) of the 1934 Act),

(b)  during any period of 730 consecutive days or less, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election of each new director of the Company was approved or recommended by the vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of that period,

(c)  the Company merges with or into or consolidates with another corporation following approval of the shareholders of the Company of such merger or consolidation and, after giving effect to such merger or consolidation, less than 50% of the then outstanding voting securities of the surviving or resulting corporation represent or were issued in exchange for voting securities of the Company outstanding immediately prior to such merger or consolidation,

(d)  there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company following approval of the shareholders of the Company of such transaction or series of transactions, or

(e)  the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

21.4  Code.    The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

21.5  Committee.    The term “Committee” shall mean a committee appointed by the Board of Directors of the Company to administer the Plan. The Committee shall be composed of not less than two directors of the Company. The Board of Directors may also appoint one or more directors as alternate members of the Committee. No officer or Employee of the Company or of any Subsidiary shall be a member or alternate member of the Committee. The Committee shall at all times be comprised solely of “outside directors” within the meaning of Code Section 162(m) and in such a manner as to satisfy the “non-employee” director standard contained in Rule 16b-3.

21.6  Common Shares.    The term “Common Shares” shall mean common shares of the Company without par value.

21.7  Company.    The term “Company” shall mean STERIS Corporation and its successors, including the surviving or resulting corporation of any merger of STERIS Corporation with or into, or any consolidation of STERIS Corporation with, any other corporation or corporations.

21.8  Disability.    An Employee shall be deemed to have suffered a “Disability” if and only if (a) the Employee has established to the satisfaction of the Committee that the Employee is unable to perform the Employee’s normal duties and responsibilities with the Company by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, all within the meaning of Section 22(e)(3) of the Code, and (b) the Employee has satisfied any other requirement that may be imposed by the Committee.

21.9  Employee.    The term “Employee” shall mean any individual employed by the Company or by any Subsidiary (including any individual employed by the Company or any Subsidiary who is also a member of the Board of Directors of the Company or of any Subsidiary).

21.10  Employee’s Representative.    The term “Employee’s Representative” shall mean, (a) in the case of a deceased Employee, the Employee’s executor or administrator or the person or persons to whom the Employee’s rights under any Option are transferred by will or the laws of descent and distribution, and (b) in the case of a disabled or incapacitated Employee, the Employee’s attorney-in-fact or legal guardian.

21.11  Employment Termination Date.    The term “Employment Termination Date” with respect to an Employee shall mean the first date on which, as of the end of the day, the Employee is no longer employed by the Company or any Subsidiary.

21.12  Exercise Price.    The term “Exercise Price” with respect to an Option shall mean the price specified in the Option Agreement at which the Common Shares subject to the Option may be purchased by the holder of the Option.

21.13  Fair Market Value.    Except as otherwise determined by the Committee, the term “Fair Market Value” with respect to Common Shares shall mean the closing sales price of the Common Shares as reported on the national securities exchange on which the Common Shares are traded, or, if applicable, as reported on the New York Stock Exchange (“NYSE”), on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares. If the Common Shares are not or cease to be traded on a national securities exchange or on the NYSE, the “Fair Market Value” of Common Shares shall be determined in the manner prescribed by the Committee.

21.14  Incentive Stock Option.    The term “Incentive Stock Option” shall mean an Option intended by the Committee to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

21.15  Nonqualified Option.    The term “Nonqualified Option” shall mean an Option intended by the Committee not to qualify as an “incentive stock option” under Section 422 of the Code.

21.16  Option.    The term “Option,” shall mean an Option entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time.

21.17  Option Agreement.    The term “Option Agreement” shall mean a written instrument evidencing an Option in such form and with such provisions as the Committee may prescribe, including, without limitation, an agreement to be executed by the Employee and the Company, or a letter executed by the Committee or its designee. Each Option Agreement shall provide that acceptance of the Option Agreement by an Employee constitutes agreement to the terms of the Option evidenced thereby.

21.18  Option Expiration Date.    The term “Option Expiration Date” with respect to any Option shall mean the date selected by the Committee after which, except as provided in Section 6.4 in the case of the death of the Employee to whom the option was granted, the Option may not be exercised.

21.19  Plan.    The term “Plan” shall mean this STERIS Corporation 2002 Stock Option Plan as from time to time hereafter amended in accordance with Section 15.

21.20  Rule 16b-3.    The term “Rule 16b-3” shall mean Rule 16b-3 or any successor provision under the 1934 Act.

21.21  Subsidiary.    The term “Subsidiary” shall mean any corporation, partnership, joint venture, or other business entity in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock (in the case of a corporation) or other ownership interests (in the case of any entity other than a corporation).